Exhibit 99.1

Old National's 2nd Quarter Results Supported by Strong Deposit Franchise, Ample Capital, Stable Credit and Expense Discipline
Evansville, Ind. (July 25, 2023)

Old National Bancorp (NASDAQ: ONB) reports 2Q23 net income applicable to common shares of $151.0 million, diluted EPS of $0.52; $156.3 million and $0.54 on an adjusted[1] basis, respectively.
CEO COMMENTARY:

"The strength of Old National’s deposit franchise was evident once again with a nearly 4% quarterly increase in total deposits that bolstered our already strong liquidity position," said CEO Jim Ryan. "In addition, Old National continues to be well capitalized with disciplined expense management and strong credit metrics as we execute on our growth strategy and continue to serve our clients and communities with passion, strength and stability."

SECOND QUARTER HIGHLIGHTS2:

Net Income	•Net income applicable to common shares of $151.0 million; adjusted net income applicable to common shares[1] of $156.3 million
•Earnings per diluted common share ("EPS") of $0.52; adjusted EPS[1] of $0.54

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $388.0 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 3.60%, down 9 basis points ("bps")

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $223.0 million; adjusted PPNR[1] of $229.0 million
•Noninterest expense of $246.6 million; adjusted noninterest expense[1] of $240.6 million
•Efficiency ratio[1] of 51.2%; adjusted efficiency ratio[1] of 49.4%

Deposits and Funding	•Period-end total deposits of $36.2 billion, up 3.8%; core deposits up 2.4%
•Granular low-cost deposit franchise; total deposit costs of 115 bps and a cycle to date (2Q22-2Q23) total deposit beta of 23% (interest-bearing deposit beta of 33%)

Loans and Credit Quality	•End-of-period total loans[3] of $32.5 billion, up 2.2%
•Provision for credit losses[4] ("provision") of $14.8 million
•Net charge-offs of $10.1 million, or 13 bps of average loans; 6 bps excluding purchased credit deteriorated ("PCD") loans that had an allowance at acquisition
•30+ day delinquencies of 0.12% and non-performing loans of 0.91% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] of 21.4%; adjusted return on average tangible common equity[1] of 22.1%

Notable Items	•$3.4 million of Louisville expenses[5]
•$2.4 million of merger-related charges
•$0.2 million of property optimization charges
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale
4 Includes the provision for unfunded commitments 5 Includes expenses related to the tragic April 10 event at our downtown Louisville location 6 Uninsured and uncollateralized deposits include the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.5 billion of affiliate deposits and $4.2 billion of collateralized or otherwise insured deposits

LOUISVILLE UPDATE
Our Old National Bancorp ("Old National") family continues to recover and heal from the Louisville tragedy on April 10 that claimed the lives of five of our team members and impacted many others. More than three months later, our ONB family continues to do our best to love, care and support one another. Additionally, in June, our downtown Louisville team began serving clients at a new location: 400 West Market Street in the heart of downtown Louisville. Once again, Old National wants to say thank you to the countless individuals and organizations who have cared for and supported our family during this challenging time.
RESULTS OF OPERATIONS
Old National reported second quarter 2023 net income applicable to common shares of $151.0 million, or $0.52 per diluted common share.
Included in the second quarter were pre-tax charges of $3.4 million for Louisville expenses5, $2.4 million related to the February 15, 2022 merger with First Midwest Bancorp, Inc. ("First Midwest") and $0.2 million for property optimization. Excluding these transactions from the current quarter, adjusted net income was $156.3 million, or $0.54 per diluted common share.
DEPOSITS AND FUNDING
Growth in low-cost deposits including normal seasonal patterns in public funds.
•Period-end total deposits were $36.2 billion at June 30, 2023, up 3.8%; core deposits increased 2.4%.
◦Reflect continuing effective competition for new client relationships.
◦Include normal seasonal patterns in public funds.
•On average, total deposits for the second quarter were $35.1 billion, an increase of 0.6%.
•Granular low-cost deposit franchise; total deposit costs of 115 bps and a cycle to date total deposit beta of 23% (interest-bearing deposit beta of 33%).
•Deposits that were either insured or collateralized6 at June 30, 2023 were more than 70% of total deposits.
•A loan to deposit ratio of 90% at June 30, 2023, combined with existing funding sources provides strong liquidity.

LOANS
Broad-based disciplined commercial loan growth.
•Period-end total loans3 were $32.5 billion at June 30, 2023, up 2.2% from March 31, 2023.
•Total commercial loan production in the second quarter was $1.9 billion; period-end commercial pipeline totaled $3.1 billion, down from $5.4 billion at March 31, 2023.
•Average total loans in the second quarter were $32.3 billion, an increase of $985.0 million from the first quarter of 2023.

CREDIT QUALITY
Strong credit quality continues to be a hallmark of Old National.
•Provision4 expense in the second quarter of 2023 was $14.8 million, compared to $13.4 million in the first quarter of 2023, reflecting loan and unfunded commitment growth, as well as economic factors.
•Net charge-offs in the second quarter were $10.1 million, or 13 bps of average loans compared to net charge-offs of 21 bps of average loans in the first quarter of 2023.
◦Excluding PCD loans that had an allowance for credit losses established at acquisition, net charge-offs to average loans were 6 bps for the second quarter and 5 bps for the first quarter of 2023.
•30+ day delinquencies as a percentage of loans were 0.12% at the end of the second quarter of 2023, compared to 0.14% at the end of the first quarter of 2023.
•Non-performing loans as a percentage of total loans were 0.91% compared to 0.74% for the first quarter of 2023, up due primarily to migration of PCD loans.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of June 30, 2023, the remaining discount on these acquired loans was $90 million.
•The allowance for credit losses, including the allowance for credit losses on unfunded commitments, stood at $337.6 million, or 1.04% of total loans at June 30, 2023, compared to $332.9 million, or 1.05% of total loans at March 31, 2023.

NET INTEREST INCOME AND MARGIN
Growth in net interest income; margin compression reflective of the rate environment.
•Net interest income on a fully taxable equivalent basis increased to $388.0 million in the second quarter of 2023 compared to $387.2 million in the first quarter of 2023, driven by loan growth, the higher rate environment and more days in the quarter, which were partly offset by higher funding costs and lower accretion income on loans.
•Net interest margin on a fully taxable equivalent basis decreased 9 bps to 3.60% compared to the first quarter of 2023.
•Accretion income on loans and borrowings was $6.6 million, or 6 bps of net interest margin, in the second quarter of 2023 compared to $7.9 million, or 8 bps of net interest margin, in the first quarter of 2023.
•Cost of total deposits was 1.15%, increasing 43 bps and the cost of total interest-bearing deposits increased 57 bps to 1.66% in the second quarter of 2023.

NONINTEREST INCOME
Higher bank fees, mortgage banking revenue and other income.
•Total noninterest income for the second quarter of 2023 was $81.6 million.
•Excluding realized debt securities gains/losses for both periods, adjusted noninterest income for the second quarter was up 8.8% compared to the first quarter of 2023, driven by higher service charges on deposit accounts, debit card and ATM fees, mortgage banking revenue, company-owned life insurance and other income.

NONINTEREST EXPENSE
Disciplined expense management.
•Noninterest expense for the second quarter of 2023 was $246.6 million and included $3.4 million of Louisville expenses5, $2.4 million of merger-related charges and $0.2 million for property optimization.
•Excluding these items, adjusted noninterest expense for the second quarter was $240.6 million, compared to $234.8 million for the first quarter of 2023; increase was driven by higher salary and employee benefits resulting from performance-driven incentive accruals.
•The efficiency ratio1 was 51.2%, while the adjusted efficiency ratio1 was 49.4% for the second quarter of 2023 compared to 52.8% and 48.8%, respectively, for the first quarter of 2023.

INCOME TAXES
•Income tax expense in the second quarter of 2023 was $47.4 million, resulting in an effective tax rate of 23.4% compared to 22.0% in the first quarter of 2023. On an adjusted fully taxable equivalent ("FTE") basis, the effective tax rate was 25.2% in the second quarter compared to 24.1% in the first quarter.
•Income tax expense included $3.1 million of tax credit benefit.

CAPITAL
Capital ratios remain strong.
•All regulatory capital ratios grew in the quarter with preliminary total risk-based capital up 18 bps to 12.14% and preliminary regulatory Tier 1 capital up 15 bps to 10.79%, driven by retained earnings, partly offset by loan growth and merger-related charges.
•Tangible common equity to tangible assets was 6.33% at the end of the second quarter compared to 6.37% in the first quarter of 2023.
CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, July 25, 2023, to review second quarter financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (888) 300-3045 or International (646) 568-1027, Access code 5258325. A replay of the call will also be available from approximately noon Central Time on July 25, 2023 through August 8, 2023. To access the replay, dial U.S. (800) 770-2030 or International (647) 362-9199, Access code 5258325.

ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB) is the holding company of Old National Bank, which is the sixth largest commercial bank headquartered in the Midwest. With approximately $48 billion of assets and $29 billion of assets under management, Old National ranks among the top 30 banking companies headquartered in the U.S. Tracing our roots to 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients and in the communities it serves. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment, and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables at the end of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity, all adjusted for certain notable items. These items include the current expected credit loss ("CECL") Day 1 non-PCD provision expense, Louisville expenses5, merger-related charges associated with completed acquisitions, gain on sale of health savings accounts, property optimization charges and gains/losses on sales of debt securities. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger-related charges and the CECL Day 1 non-PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.
Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operating performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The Company presents adjusted noninterest expense, which excludes Louisville expenses5, merger-related charges and property optimization charges, as well as adjusted noninterest income, which excludes the gain on sale of health savings accounts and gains/losses on sales of debt securities. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

FORWARD-LOOKING STATEMENTS
This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward‐looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: competition; government legislation, regulations and policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit, and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; uncertainty about the discontinued use of LIBOR and the transition to an alternative rate; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses and the success of revenue-generating and cost reduction initiatives; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers, or service providers; political and economic uncertainty and instability; the impacts of pandemics, epidemics and other infectious disease outbreaks; other matters discussed in this communication; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this communication and are not guarantees of future results, performance or outcomes, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this communication.

CONTACTS:
Media: Kathy Schoettlin	Investors: Lynell Walton
(812) 465-7269	(812) 464-1366
Kathy.Schoettlin@oldnational.com	Lynell.Walton@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended						Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,		June 30,	June 30,
	2023	2023	2022	2022	2022		2023	2022
Income Statement
Net interest income	$382,171	$381,488	$391,090	$376,589	$337,472		$763,659	$560,257
FTE adjustment[1,4]	5,825	5,666	5,378	4,950	4,314		11,491	8,086
Net interest income - tax equivalent basis[4]	387,996	387,154	396,468	381,539	341,786		775,150	568,343
Provision for credit losses[2]	14,787	13,437	11,408	15,490	9,165		28,224	117,901
Noninterest income	81,629	70,681	165,037	80,385	89,117		152,310	154,357
Noninterest expense[2]	246,584	250,711	282,675	262,444	277,475		497,295	493,064
Net income (loss) available to common shareholders	$151,003	$142,566	$196,701	$136,119	$110,952		$293,569	$81,349
Per Common Share Data
Weighted average diluted shares	291,266	292,756	293,131	292,483	291,881		291,870	260,253
EPS, diluted	$0.52	$0.49	$0.67	$0.47	$0.38		$1.01	$0.31
Cash dividends	0.14	0.14	0.14	0.14	0.14		0.28	0.28
Dividend payout ratio[3]	27%	29%	21%	30%	37%		28%	90%
Book value	$17.25	$17.24	$16.68	$16.05	$16.51		$17.25	$16.51
Stock price	13.94	14.42	17.98	16.47	14.79		13.94	14.79
Tangible book value[4]	10.03	9.98	9.42	8.75	9.23		10.03	9.23
Performance Ratios
ROAA	1.29%	1.25%	1.74%	1.22%	1.01%		1.27%	0.43%
ROAE	12.0%	11.6%	16.8%	11.1%	9.1%		11.8%	3.6%
ROATCE[4]	21.4%	21.0%	31.5%	20.5%	16.9%		21.2%	6.8%
NIM (FTE)	3.60%	3.69%	3.85%	3.71%	3.33%		3.65%	3.13%
Efficiency ratio[4]	51.2%	52.8%	49.1%	55.3%	62.7%		52.0%	66.6%
Efficiency ratio (prior presentation)[5]	N/A	N/A	N/A	56.2%	62.7%	62.70%	N/A	68.1%
NCOs to average loans	0.13%	0.21%	0.05%	0.10%	0.02%		0.17%	0.04%
ACL on loans to EOP loans	0.93%	0.94%	0.98%	0.99%	0.97%		0.93%	0.97%
ACL[6] to EOP loans	1.04%	1.05%	1.08%	1.08%	1.05%		1.04%	1.05%
NPLs to EOP loans	0.91%	0.74%	0.81%	0.81%	0.78%		0.91%	0.78%
Balance Sheet (EOP)
Total loans	$32,432,473	$31,822,374	$31,123,641	$30,528,933	$29,553,648		$32,432,473	$29,553,648
Total assets	48,496,755	47,842,644	46,763,372	46,215,526	45,748,355		48,496,755	45,748,355
Total deposits	36,231,315	34,917,792	35,000,830	36,053,663	35,538,975		36,231,315	35,538,975
Total borrowed funds	6,034,008	6,740,454	5,586,314	4,264,750	4,384,411		6,034,008	4,384,411
Total shareholders' equity	5,292,095	5,277,426	5,128,595	4,943,383	5,078,783		5,292,095	5,078,783
Capital Ratios
Risk-based capital ratios (EOP):
Tier 1 common equity	10.14%	9.98%	10.03%	9.88%	9.90%		10.14%	9.90%
Tier 1 capital	10.79%	10.64%	10.71%	10.58%	10.63%		10.79%	10.63%
Total capital	12.14%	11.96%	12.02%	11.84%	12.03%		12.14%	12.03%
Leverage ratio (average assets)	8.59%	8.53%	8.52%	8.26%	8.19%		8.59%	8.19%
Equity to assets (averages)[4]	10.96%	11.00%	10.70%	11.18%	11.22%		10.98%	11.57%
TCE to TA4	6.33%	6.37%	6.18%	5.82%	6.20%		6.33%	6.20%
Nonfinancial Data
Full-time equivalent employees	4,021	4,023	3,967	4,008	4,196		4,021	4,196
Banking centers	256	256	263	263	266		256	266
[1] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[2] Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to amounts prior to December 31, 2022 to conform to the current period presentation.

[3] Cash dividends per common share divided by net income per common share (basic).
[4] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures. June 30, 2023 capital ratios are preliminary.
[5] Presented as calculated prior to December 31, 2022, which included the provision for unfunded commitments in noninterest expense. Management believes that removing the provision for unfunded commitments from this metric enhances comparability for peer comparison purposes.

[6] Includes the allowance for credit losses on loans and unfunded commitments.

FTE - Fully taxable equivalent basis ROAA - Return on average assets ROAE - Return on average equity ROATCE - Return on average tangible common equity
 NCOs - Net Charge-offs ALL - Allowance for loan losses ACL - Allowance for Credit Losses
EOP - End of period actual balances NPLs - Non-performing Loans TCE - Tangible common equity TA - Tangible assets

Income Statement (unaudited)
($ and shares in thousands, except per share data)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Interest income	$544,902	$495,649	$457,821	$406,518	$354,358	$1,040,551	$589,863
Less: interest expense	162,731	114,161	66,731	29,929	16,886	276,892	29,606
Net interest income	382,171	381,488	391,090	376,589	337,472	763,659	560,257
Provision for credit losses[1]	14,787	13,437	11,408	15,490	9,165	28,224	117,901
Net interest income after provision for credit losses	367,384	368,051	379,682	361,099	328,307	735,435	442,356
Wealth and investment services fees	26,521	26,920	25,668	25,359	27,872	53,441	49,824
Service charges on deposit accounts	17,751	17,003	18,109	20,042	20,324	34,754	34,350
Debit card and ATM fees	10,653	9,982	10,798	10,608	11,222	20,635	18,821
Mortgage banking revenue	4,165	3,400	3,888	5,360	6,522	7,565	13,767
Capital markets income	6,173	6,939	5,377	8,906	7,261	13,112	11,703
Company-owned life insurance	4,698	3,186	3,108	3,361	4,571	7,884	8,095
Gain on sale of health savings accounts	—	—	90,673	—	—	—	—
Other income	11,651	8,467	7,589	6,921	11,430	20,118	17,540
Gains (losses) on sales of debt securities	17	(5,216)	(173)	(172)	(85)	(5,199)	257
Total noninterest income	81,629	70,681	165,037	80,385	89,117	152,310	154,357
Salaries and employee benefits	135,810	137,364	142,459	147,203	161,817	273,174	285,964
Occupancy	26,085	28,282	26,488	26,418	26,496	54,367	47,515
Equipment	7,721	7,389	7,591	7,328	7,550	15,110	12,718
Marketing	9,833	9,417	8,508	10,361	9,119	19,250	13,395
Technology	20,056	19,202	19,951	20,269	25,883	39,258	44,645
Communication	4,232	4,461	4,159	5,392	5,878	8,693	9,295
Professional fees	6,397	6,732	6,360	6,559	6,336	13,129	26,127
FDIC assessment	9,624	10,404	5,809	6,249	4,699	20,028	7,274
Amortization of intangibles	6,060	6,186	6,787	7,089	7,170	12,246	11,981
Amortization of tax credit investments	2,762	2,761	5,258	2,662	1,525	5,523	3,041
Property optimization	242	1,317	26,818	—	—	1,559	—
Other expense[1]	17,762	17,196	22,487	22,914	21,002	34,958	31,109
Total noninterest expense	246,584	250,711	282,675	262,444	277,475	497,295	493,064
Income (loss) before income taxes	202,429	188,021	262,044	179,040	139,949	390,450	103,649
Income tax expense (benefit)	47,393	41,421	61,309	38,887	24,964	88,814	16,250
Net income (loss)	$155,036	$146,600	$200,735	$140,153	$114,985	$301,636	$87,399
Preferred dividends	(4,033)	(4,034)	(4,034)	(4,034)	(4,033)	(8,067)	(6,050)
Net income (loss) applicable to common shares	$151,003	$142,566	$196,701	$136,119	$110,952	$293,569	$81,349

EPS, diluted	$0.52	$0.49	$0.67	$0.47	$0.38	$1.01	$0.31
Weighted Average Common Shares Outstanding
Basic	290,559	291,088	291,012	290,961	290,862	290,822	259,108
Diluted	291,266	292,756	293,131	292,483	291,881	291,870	260,253
Common shares outstanding (EOP)	292,597	291,922	292,903	292,880	292,893	292,597	292,893

[1] Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to amounts prior to December 31, 2022 to conform to the current period presentation.

End of Period Balance Sheet (unaudited)
($ in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Assets
Cash and due from banks	$473,023	$386,879	$453,432	$466,846	$455,620
Money market and other interest-earnings investments	724,863	727,056	274,980	334,765	342,344
Investments:
Treasury and government-sponsored agencies	2,309,285	2,236,413	2,195,175	2,186,551	2,461,173
Mortgage-backed securities	5,168,458	5,395,680	5,476,718	5,584,241	5,976,921
States and political subdivisions	1,760,725	1,785,072	1,827,164	1,829,561	1,839,333
Other securities	802,323	826,575	730,476	693,303	719,223
Total investments	10,040,791	10,243,740	10,229,533	10,293,656	10,996,650
Loans held for sale, at fair value	114,369	10,584	11,926	19,748	26,217
Loans:
Commercial	9,698,241	9,751,875	9,508,904	9,311,148	8,923,983
Commercial and agriculture real estate	13,450,209	12,908,380	12,457,070	12,227,888	11,796,503
Residential real estate	6,684,480	6,568,666	6,460,441	6,267,306	6,079,057
Consumer	2,599,543	2,593,453	2,697,226	2,722,591	2,754,105
Total loans	32,432,473	31,822,374	31,123,641	30,528,933	29,553,648
Allowance for credit losses on loans	(300,555)	(298,711)	(303,671)	(302,254)	(288,003)
Premises and equipment, net	564,299	566,758	557,307	588,021	586,031
Operating lease right-of-use assets	184,700	183,687	189,714	187,626	192,196
Goodwill and other intangible assets	2,112,875	2,118,935	2,125,121	2,135,792	2,131,815
Company-owned life insurance	771,753	770,471	768,552	767,089	769,595
Other assets	1,378,164	1,310,871	1,332,837	1,195,304	982,242
Total assets	$48,496,755	$47,842,644	$46,763,372	$46,215,526	$45,748,355

Liabilities and Equity
Noninterest-bearing demand deposits	$10,532,838	$10,995,083	$11,930,798	$12,400,077	$12,388,379
Interest-bearing:
Checking and NOW accounts	7,654,202	7,903,520	8,340,955	8,963,014	8,473,510
Savings accounts	5,578,323	6,030,255	6,326,158	6,616,512	6,796,152
Money market accounts	7,200,288	5,867,239	5,389,139	5,602,729	5,373,318
Other time deposits	4,012,813	3,361,979	2,775,991	2,393,083	2,479,304
Total core deposits	34,978,464	34,158,076	34,763,041	35,975,415	35,510,663
Brokered deposits	1,252,851	759,716	237,789	78,248	28,312
Total deposits	36,231,315	34,917,792	35,000,830	36,053,663	35,538,975

Federal funds purchased and interbank borrowings	136,060	618,955	581,489	301,031	1,561
Securities sold under agreements to repurchase	311,447	393,018	432,804	438,053	476,173
Federal Home Loan Bank advances	4,771,183	4,981,612	3,829,018	2,804,617	3,283,963
Other borrowings	815,318	746,869	743,003	721,049	622,714
Total borrowed funds	6,034,008	6,740,454	5,586,314	4,264,750	4,384,411
Operating lease liabilities	206,178	205,249	211,964	207,725	215,188
Accrued expenses and other liabilities	733,159	701,723	835,669	746,005	530,998
Total liabilities	43,204,660	42,565,218	41,634,777	41,272,143	40,669,572
Preferred stock, common stock, surplus, and retained earnings	6,100,728	5,985,784	5,915,017	5,751,833	5,647,916
Accumulated other comprehensive income (loss), net of tax	(808,633)	(708,358)	(786,422)	(808,450)	(569,133)
Total shareholders' equity	5,292,095	5,277,426	5,128,595	4,943,383	5,078,783
Total liabilities and shareholders' equity	$48,496,755	$47,842,644	$46,763,372	$46,215,526	$45,748,355

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average	Income1/	Yield/	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$724,601	$8,966	4.96%	$497,953	$3,098	2.52%	$1,088,005	$1,830	0.67%
Investments:
Treasury and government-sponsored agencies	2,222,269	19,355	3.48%	2,197,426	16,531	3.01%	2,487,717	11,818	1.90%
Mortgage-backed securities	5,301,084	34,291	2.59%	5,429,200	35,090	2.59%	6,008,470	33,534	2.23%
States and political subdivisions	1,768,897	14,396	3.26%	1,808,316	14,690	3.25%	1,834,189	14,571	3.18%
Other securities	824,482	9,995	4.85%	738,139	8,604	4.66%	723,279	5,467	3.02%
Total investments	10,116,732	78,037	3.09%	10,173,081	74,915	2.95%	11,053,655	65,390	2.37%
Loans:[2]
Commercial	9,862,728	163,721	6.64%	9,457,089	147,620	6.24%	8,692,646	95,743	4.36%
Commercial and agriculture real estate	13,164,390	199,287	6.06%	12,654,366	179,475	5.67%	11,547,958	113,545	3.89%
Residential real estate loans	6,643,254	60,717	3.66%	6,523,074	58,099	3.56%	5,905,151	51,686	3.50%
Consumer	2,585,493	39,999	6.21%	2,636,350	38,108	5.86%	2,715,923	30,478	4.50%
Total loans	32,255,865	463,724	5.75%	31,270,879	423,302	5.42%	28,861,678	291,452	4.01%

Total earning assets	$43,097,198	$550,727	5.11%	$41,941,913	$501,315	4.79%	$41,003,338	$358,672	3.48%

Less: Allowance for credit losses on loans	(301,311)			(304,393)			(282,943)

Non-earning Assets:
Cash and due from banks	$418,972			$437,872			$277,283
Other assets	4,884,694			4,907,115			4,735,701

Total assets	$48,099,553			$46,982,507			$45,733,379

Interest-Bearing Liabilities:
Checking and NOW accounts	$7,881,863	$24,358	1.24%	$7,988,579	$19,359	0.98%	$8,445,683	$1,786	0.08%
Savings accounts	5,785,603	3,247	0.23%	6,183,409	2,230	0.15%	6,835,675	673	0.04%
Money market accounts	6,084,963	35,358	2.33%	5,641,288	20,010	1.44%	5,317,300	1,027	0.08%
Other time deposits	3,680,029	26,633	2.90%	3,057,870	15,289	2.03%	2,491,998	1,627	0.26%
Total interest-bearing core deposits	23,432,458	89,596	1.53%	22,871,146	56,888	1.01%	23,090,656	5,113	0.09%
Brokered deposits	948,397	11,378	4.81%	500,530	5,705	4.62%	7,447	74	0.00%
Total interest-bearing deposits	24,380,855	100,974	1.66%	23,371,676	62,593	1.09%	23,098,103	5,187	0.09%

Federal funds purchased and interbank borrowings	441,145	5,655	5.14%	419,291	4,839	4.68%	1,222	2	0.47%
Securities sold under agreements to repurchase	340,178	900	1.06%	412,819	779	0.77%	466,885	85	0.07%
Federal Home Loan Bank advances	5,283,728	45,088	3.42%	4,273,343	37,996	3.61%	3,053,423	6,925	0.91%
Other borrowings	796,536	10,114	5.09%	781,221	7,954	4.13%	611,772	4,687	3.06%
Total borrowed funds	6,861,587	61,757	3.61%	5,886,674	51,568	3.55%	4,133,302	11,699	1.14%

Total interest-bearing liabilities	$31,242,442	$162,731	2.09%	$29,258,350	$114,161	1.58%	$27,231,405	$16,886	0.25%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$10,741,646			$11,526,267			$12,714,946
Other liabilities	841,663			1,031,702			657,128
Shareholders' equity	5,273,802			5,166,188			5,129,900

Total liabilities and shareholders' equity	$48,099,553			$46,982,507			$45,733,379

Net interest rate spread			3.02%			3.21%			3.23%

Net interest margin (GAAP)			3.55%			3.64%			3.29%

Net interest margin (FTE)[3]			3.60%			3.69%			3.33%

FTE adjustment		$5,825			$5,666			$4,314

[1] Interest income is reflected on a FTE.
[2] Includes loans held for sale.
[3] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

		Six Months Ended			Six Months Ended
		June 30, 2023			June 30, 2022
		Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:		Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments		$611,903	$12,064	3.98%	$1,211,518	$2,138	0.36%
Investments:
Treasury and government-sponsored agencies		2,209,916	35,886	3.25%	2,342,401	20,038	1.71%
Mortgage-backed securities		5,364,788	69,381	2.59%	5,441,902	57,910	2.13%
States and political subdivisions		1,788,498	29,086	3.25%	1,786,684	28,208	3.16%
Other securities		781,549	18,599	4.76%	664,741	9,611	2.89%
Total investments		$10,144,751	$152,952	3.02%	$10,235,728	$115,767	2.26%
Loans:[2]
Commercial		9,661,029	311,341	6.45%	7,301,008	151,026	4.11%
Commercial and agriculture real estate		12,910,787	378,762	5.87%	10,156,292	190,952	3.74%
Residential real estate loans		6,582,982	118,817	3.61%	4,953,222	85,673	3.46%
Consumer		2,611,295	78,106	6.03%	2,411,976	52,393	4.38%
Total loans		31,766,093	887,026	5.59%	24,822,498	480,044	3.86%

Total earning assets		$42,522,747	$1,052,042	4.95%	$36,269,744	$597,949	3.29%

Less: Allowance for credit losses on loans		(302,844)			(225,876)

Non-earning Assets:
Cash and due from banks		$428,370			$273,083
Other assets		4,895,843			4,111,637

Total assets		$47,544,116			$40,428,588

Interest-Bearing Liabilities:
Checking and NOW accounts		$7,934,927	$43,717	1.11%	$7,619,757	$2,381	0.06%
Savings accounts		5,983,407	5,477	0.18%	6,073,081	1,262	0.04%
Money market accounts		5,864,351	55,368	1.90%	4,552,241	1,719	0.08%
Other time deposits		3,370,668	41,922	2.51%	2,120,638	2,945	0.28%
Total interest-bearing core deposits		23,153,353	146,484	1.28%	20,365,717	8,307	0.08%
Brokered deposits		725,701	17,083	4.75%	3,744	74	3.99%
Total interest-bearing deposits		23,879,054	163,567	1.38%	20,369,461	8,381	0.08%

Federal funds purchased and interbank borrowings		430,278	10,494	4.92%	1,168	2	0.25%
Securities sold under agreements to repurchase		376,298	1,679	0.90%	458,459	181	0.08%
Federal Home Loan Bank advances		4,781,326	83,084	3.50%	2,822,984	12,888	0.92%
Other borrowings		788,921	18,068	4.62%	522,599	8,154	3.12%
Total borrowed funds		6,376,823	113,325	3.58%	3,805,210	21,225	1.12%

Total interest-bearing liabilities		30,255,877	276,892	1.85%	24,174,671	29,606	0.25%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits		$11,131,789			$11,014,359
Other liabilities		936,158			562,882
Shareholders' equity		5,220,292			4,676,676

Total liabilities and shareholders' equity		$47,544,116			$40,428,588

Net interest rate spread				3.10%			3.04%

Net interest margin (GAAP)	0.00%			3.59%			3.09%

Net interest margin (FTE)[3]				3.65%			3.13%

FTE adjustment			$11,491			$8,086

[1] Interest income is reflected on a FTE.
[2] Includes loans held for sale.
[3] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Allowance for credit losses:
Beginning allowance for credit losses on loans	$298,711	$303,671	$302,254	$288,003	$280,507	$303,671	$107,341
Allowance established for acquired PCD loans	—	—	—	10,558	—	—	78,531
Provision for credit losses on loans	11,936	11,469	5,389	11,288	9,254	23,405	106,663
Gross charge-offs	(14,331)	(18,180)	(7,081)	(11,440)	(4,096)	(32,511)	(8,760)
Gross recoveries	4,239	1,751	3,109	3,845	2,338	5,990	4,228
NCOs	(10,092)	(16,429)	(3,972)	(7,595)	(1,758)	(26,521)	(4,532)
Ending allowance for credit losses on loans	$300,555	$298,711	$303,671	$302,254	$288,003	$300,555	$288,003
Beginning allowance for credit losses on unfunded commitments	$34,156	$32,188	$26,169	$21,966	$22,046	$32,188	$10,879
Provision (release) for credit losses on unfunded commitments	2,851	1,968	6,019	4,203	(80)	4,819	11,087
Ending allowance for credit losses on unfunded commitments	$37,007	$34,156	$32,188	$26,169	$21,966	$37,007	$21,966
Allowance for credit losses	$337,562	$332,867	$335,859	$328,423	$309,969	$337,562	$309,969
Provision for credit losses on loans	$11,936	$11,469	$5,389	$11,288	$9,254	$23,405	$106,663
Provision (release) for credit losses on unfunded commitments[1]	2,851	1,968	6,019	4,203	(80)	4,819	11,087
Provision for credit losses[1]	$14,787	$13,437	$11,408	$15,491	$9,174	$28,224	$117,750
NCOs / average loans[2]	0.13%	0.21%	0.05%	0.10%	0.02%	0.17%	0.04%
Average loans[2]	$32,251,242	$31,267,836	$30,732,473	$29,890,008	$28,847,003	$31,762,256	$24,808,593
EOP loans[2]	32,432,473	31,822,374	31,123,641	30,528,933	29,553,648	32,432,473	29,553,648
ACL on loans / EOP loans[2]	0.93%	0.94%	0.98%	0.99%	0.97%	0.93%	0.97%
ACL / EOP loans[2]	1.04%	1.05%	1.08%	1.08%	1.05%	1.04%	1.05%
Underperforming Assets:
Loans 90 days and over (still accruing)	$303	$1,231	$2,650	$767	$882	$303	$882
NPLs:
Nonaccrual loans[3,4]	295,509	234,337	238,178	233,659	214,924	295,509	214,924
TDRs still accruing[4]	N/A	N/A	15,313	13,674	15,665	N/A	15,665
Total NPLs	295,509	234,337	253,491	247,333	230,589	295,509	230,589
Foreclosed assets	9,824	10,817	10,845	11,967	12,618	9,824	12,618
Total underperforming assets	$305,636	$246,385	$266,986	$260,067	$244,089	$305,636	$244,089
Classified and Criticized Assets:
Nonaccrual loans[3]	$295,509	$234,337	$238,178	$233,659	$214,924	$295,509	$214,924
Substandard loans (still accruing)	524,709	570,229	504,657	476,724	490,566	524,709	490,566
Loans 90 days and over (still accruing)	303	1,231	2,650	767	882	303	882
Total classified loans - "problem loans"	820,521	805,797	745,485	711,150	706,372	820,521	706,372
Other classified assets	40,942	26,441	24,735	24,773	25,004	40,942	25,004
Criticized loans - "special mention loans"	614,547	593,307	636,069	549,994	452,835	614,547	452,835
Total classified and criticized assets	$1,476,010	$1,425,545	$1,406,289	$1,285,917	$1,184,211	$1,476,010	$1,184,211
Loans 30-89 days past due	$39,748	$42,071	$55,522	$65,632	$48,889	$39,748	$48,889
NPLs / EOP loans[2]	0.91%	0.74%	0.81%	0.81%	0.78%	0.91%	0.78%
ACL to NPLs	114%	142%	132%	133%	134%	114%	134%
Under-performing assets/EOP loans[2]	0.94%	0.77%	0.86%	0.85%	0.83%	0.94%	0.83%
Under-performing assets/EOP assets	0.63%	0.51%	0.57%	0.56%	0.53%	0.63%	0.53%
30+ day delinquencies/EOP loans[2]	0.12%	0.14%	0.19%	0.22%	0.17%	0.12%	0.17%
[1] Excludes $0.2 million of expense to establish an allowance on held-to-maturity securities during the first quarter of 2022. Provision for unfunded commitments is included in the provision for credit losses. The reclassification of the provision for unfunded commitments out of other expense as a component of noninterest expense was made to amounts prior to December 31, 2022 to conform to the current period presentation.

[2] Excludes loans held for sale.
[3] Includes non-accruing TDRs totaling $24.0 million at December 31, 2022, $23.8 million at September 30, 2022, and $24.3 million at June 30, 2022.
4 As a result of accounting guidance adopted in 2023, the TDR classification is no longer applicable subsequent to December 31, 2022.
PCD - Purchased credit deteriorated TDR - Troubled debt restructuring

Non-GAAP Measures (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Earnings Per Share:
Net income applicable to common shares	$151,003	$142,566	$196,701	$136,119	$110,952	$293,569	$81,349
Adjustments:
Louisville expenses	3,361	—	—	—	—	3,361	—
Tax effect[1]	(392)	—	—	—	—	(392)	—
Louisville expenses, net	2,969	—	—	—	—	2,969	—
Merger-related charges[2]	2,372	14,558	20,314	22,743	36,585	16,930	88,884
Tax effect[1]	(277)	(3,172)	(5,160)	(8,529)	(13,057)	(3,449)	(22,591)
Merger-related charges, net	2,095	11,386	15,154	14,214	23,528	13,481	66,293
Debt Securities (gains) losses	(17)	5,216	173	172	85	5,199	(257)
Tax effect[1]	2	(1,137)	(44)	(65)	(30)	(1,135)	32
Debt securities (gains) losses, net	(15)	4,079	129	107	55	4,064	(225)
Property optimization charges	242	1,317	26,818	—	—	1,559	—
Tax effect[1]	(28)	(287)	(6,812)	—	—	(315)	—
Property optimization charges, net	214	1,030	20,006	—	—	1,244	—
Gain on sale of health savings accounts	—	—	(90,673)	—	—	—	—
Tax effect[1]	—	—	23,031	—	—	—	—
Gain on sale of health savings accounts, net	—	—	(67,642)	—	—	—	—
Day 1 non-PCD	—	—	—	—	—	—	96,270
Tax effect[1]	—	—	—	—	—	—	(17,550)
Day 1 non-PCD, net	—	—	—	—	—	—	78,720
Total adjustments, net	5,263	16,495	(32,353)	14,321	23,583	21,758	144,788
Net income applicable to common shares, adjusted	$156,266	$159,061	$164,348	$150,440	$134,535	$315,327	$226,137
Weighted average diluted common shares outstanding	291,266	292,756	293,131	292,483	291,881	291,870	260,253
EPS, diluted	$0.52	$0.49	$0.67	$0.47	$0.38	$1.01	$0.31
Adjusted EPS, diluted	$0.54	$0.54	$0.56	$0.51	$0.46	$1.08	$0.87
NIM:
Net interest income	$382,171	$381,488	$391,090	$376,589	$337,472	$763,659	$560,257
Add: FTE adjustment[3]	5,825	5,666	5,378	4,950	4,314	11,491	8,086
Net interest income (FTE)	$387,996	$387,154	$396,468	$381,539	$341,786	$775,150	$568,343
Average earning assets	$43,097,198	$41,941,913	$41,206,695	$41,180,026	$41,003,338	$42,522,747	$36,269,744
NIM (GAAP)	3.55%	3.64%	3.80%	3.66%	3.29%	3.59%	3.09%
NIM (FTE)	3.60%	3.69%	3.85%	3.71%	3.33%	3.65%	3.13%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
PPNR:
Net interest income (FTE)[3]	$387,996	$387,154	$396,468	$381,539	$341,786	$775,150	$568,343
Add: Noninterest income	81,629	70,681	165,037	80,385	89,117	152,310	154,357
Total revenue (FTE)	469,625	457,835	561,505	461,924	430,903	927,460	722,700
Less: Noninterest expense	(246,584)	(250,711)	(282,675)	(262,444)	(277,475)	(497,295)	(493,064)
PPNR	$223,041	$207,124	$278,830	$199,480	$153,428	$430,165	$229,636
Adjustments:
Gain on sale of health savings accounts	$—	$—	$(90,673)	$—	$—	$—	$—
Debt securities (gains) losses	(17)	5,216	173	172	85	5,199	(257)
Noninterest income adjustments	(17)	5,216	(90,500)	172	85	5,199	(257)
Adjusted noninterest income	81,612	75,897	74,537	80,557	89,202	157,509	154,100
Adjusted revenue	$469,608	$463,051	$471,005	$462,096	$430,988	$932,659	$722,443
Adjustments:
Louisville expenses	$3,361	$—	$—	$—	$—	$3,361	$—
Merger-related charges[4]	2,372	14,558	20,314	22,743	36,585	16,930	77,871
Property optimization charges	242	1,317	26,818	—	—	1,559	—
Noninterest expense adjustments	5,975	15,875	47,132	22,743	36,585	21,850	77,871
Adjusted total noninterest expense	(240,609)	(234,836)	(235,543)	(239,701)	(240,890)	(475,445)	(415,193)
Adjusted PPNR	$228,999	$228,215	$235,462	$222,395	$190,098	$457,214	$307,250
Efficiency Ratio:
Noninterest expense	$246,584	$250,711	$282,675	$262,444	$277,475	$497,295	$493,064
Less: Amortization of intangibles	(6,060)	(6,186)	(6,787)	(7,089)	(7,170)	(12,246)	(11,981)
Noninterest expense, excl. amortization of intangibles	240,524	244,525	275,888	255,355	270,305	485,049	481,083
Less: Amortization of tax credit investments	(2,762)	(2,761)	(5,258)	(2,662)	(1,525)	(5,523)	(3,041)
Less: Noninterest expense adjustments	(5,975)	(15,875)	(47,132)	(22,743)	(36,585)	(21,850)	(77,871)
Adjusted noninterest expense	$231,787	$225,889	$223,498	$229,950	$232,195	$457,676	$400,171
Total revenue (FTE)[3]	$469,625	$457,835	$561,505	$461,924	$430,903	$927,460	$722,700
Less: Debt securities (gains) losses	(17)	5,216	173	172	85	5,199	(257)
Total revenue excl. debt securities (gains) losses	469,608	463,051	561,678	462,096	430,988	932,659	722,443
Less: Gain on sale of health savings accounts	—	—	(90,673)	—	—	—	—
Total adjusted revenue	$469,608	$463,051	$471,005	$462,096	$430,988	$932,659	$722,443
Efficiency Ratio	51.2%	52.8%	49.1%	55.3%	62.7%	52.0%	66.6%
Efficiency Ratio (prior presentation)[5]	N/A	N/A	N/A	56.2%	62.7%	N/A	68.1%
Adjusted Efficiency Ratio	49.4%	48.8%	47.5%	49.8%	53.9%	49.1%	55.4%
Adjusted Efficiency Ratio (prior presentation)[5]	N/A	N/A	N/A	50.7%	53.9%	N/A	55.4%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
ROAE and ROATCE:
Net income (loss) applicable to common shares	$151,003	$142,566	$196,701	$136,119	$110,952	$293,569	$81,349
Amortization of intangibles	6,060	6,186	6,787	7,089	7,170	12,246	11,981
Tax effect[1]	(1,515)	(1,547)	(1,697)	(1,772)	(1,793)	(3,062)	(2,670)
Amortization of intangibles, net	4,545	4,639	5,090	5,317	5,377	9,184	9,311
Net income (loss) applicable to common shares, excluding intangible amortization	155,548	147,205	201,791	141,436	116,329	302,753	90,660
Total adjustments, net (see pg.11)	5,263	16,495	(32,353)	14,321	23,583	21,758	144,788
Adjusted tangible net income applicable to common shares	$160,811	$163,700	$169,438	$155,757	$139,912	$324,511	$235,448
Average shareholders' equity	$5,273,802	$5,166,188	$4,936,582	$5,134,153	$5,129,900	$5,220,292	$4,676,676
Less: Average preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)	(180,814)
Average shareholders' common equity	$5,030,083	$4,922,469	$4,692,863	$4,890,434	$4,886,181	$4,976,573	$4,495,862
Average goodwill and other intangible assets	(2,115,894)	(2,122,157)	(2,132,480)	(2,129,858)	(2,136,964)	(2,119,008)	(1,845,422)
Average tangible shareholder's common equity	$2,914,189	$2,800,312	$2,560,383	$2,760,576	$2,749,217	$2,857,565	$2,650,440
ROAE	12.0%	11.6%	16.8%	11.1%	9.1%	11.8%	3.6%
ROAE, adjusted	12.4%	12.9%	14.0%	12.3%	11.0%	12.7%	10.1%
ROATCE	21.4%	21.0%	31.5%	20.5%	16.9%	21.2%	6.8%
ROATCE, adjusted	22.1%	23.4%	26.5%	22.6%	20.4%	22.7%	17.8%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Tangible Common Equity:
Shareholders' equity	$5,292,095	$5,277,426	$5,128,595	$4,943,383	$5,078,783
Less: Preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)
Shareholders' common equity	$5,048,376	$5,033,707	$4,884,876	$4,699,664	$4,835,064
Less: Goodwill and other intangible assets	(2,112,875)	(2,118,935)	(2,125,121)	(2,135,792)	(2,131,815)
Tangible shareholders' common equity	$2,935,501	$2,914,772	$2,759,755	$2,563,872	$2,703,249

Total assets	$48,496,755	$47,842,644	$46,763,372	$46,215,526	$45,748,355
Less: Goodwill and other intangible assets	(2,112,875)	(2,118,935)	(2,125,121)	(2,135,792)	(2,131,815)
Tangible assets	$46,383,880	$45,723,709	$44,638,251	$44,079,734	$43,616,540

Risk-weighted assets[6]	$37,414,177	$36,801,707	$35,950,900	$34,741,765	$33,662,205

Tangible common equity to tangible assets	6.33%	6.37%	6.18%	5.82%	6.20%
Tangible common equity to risk-weighted assets[6]	7.85%	7.92%	7.68%	7.38%	8.03%
Tangible Common Equity:
Common shares outstanding	292,597	291,922	292,903	292,880	292,893
Tangible common book value	$10.03	$9.98	$9.42	$8.75	$9.23

[1] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state).
[2] Includes $11.0 million of provision for unfunded commitments for the six months ended June 30, 2022.
[3] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[4] Excludes $11.0 million of provision for unfunded commitments that is included in provision for credit losses for the six months ended June 30, 2022.
[5] Presented as calculated prior to December 31, 2022, which included the provision for unfunded commitments in noninterest expense. Management believes that removing the provision for unfunded commitments from this metric enhances comparability for peer comparison purposes.
[6] June 30, 2023 figures are preliminary.